Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 5th day of November, 2021 (the “Effective Date”), by and between Plateau Ventures LLC, a Utah limited liability company, having a business address at 4691 Luna Circle, Moab, UT 84532 (“Seller”), and BoxScore Brands, Inc., a Delaware corporation, having a business address of 3275 South Jones Boulevard, Suite 104, Las Vegas, NV 89146, or its designee (collectively the “Buyer”).

Seller and Buyer agree as follows:

1.	Sale and Purchase.

On and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the unpatented mining claims situated in San Juan County, Utah, described on Exhibit A, together with all rights and privileges appurtenant thereto (the “Claims”).

2.	Title Conveyance.

Title to the Claims shall be conveyed to Buyer by a Quit Claim Deed duly executed, acknowledged and otherwise in proper form for recording, substantially in the form attached here to as Exhibit B. (the “Deed”).

3.	Purchase Price and Manner of Payment.

Buyer shall pay to Seller, and Seller shall accept from Buyer, the purchase price (the “Purchase Price”) in the sum of $100,000.00, in cash or otherwise immediately available funds, which Purchase Price shall be payable on Seller’s execution of the Deed.

4.	Royalty.

In addition to the Purchase Price, Buyer agrees to pay Seller, a royalty equal to two (2%) percent (the “Royalty Payment”) of the net revenues (calculated in accordance with United States generally accepted accounting principles) that Buyer receives from the sale of all minerals (including but not limited to lithium) (“Royalty Minerals”) from the Claims that are sold by Buyer. For all Royalty Minerals sold during each calendar quarter, Buyer shall pay royalties to Seller accrued during the prior calendar quarter on or before the last business day of following calendar quarter (for example, Buyer shall pay the Royalty Payment accrued during January through March by June 30 of any given calendar year). Royalty Payments shall be deemed earned by Seller only upon receipt of payment by Buyer from the Sale of Royalty Minerals, and not at the time of sale. Royalty Payments shall begin accruing on January 1, 2022.

5.	Post-Closing Obligation of Seller.

(a)	Seller is in the process of locating and recording the Claims in accordance with federal and state law. Seller shall complete the location, recording, and registration of the Claims and pay all applicable fees pursuant to federal and state law within the time frames set by applicable laws, and shall use reasonable diligence to pursue such registration promptly.

(b)	If Seller fails to locate and record the claims as required by law and paragraph 4(a), Seller shall, and Seller Principal shall cause Seller to, refund the Purchase Price within three (3) business days’ Notice from Buyer.

6.	Representations and Warranties of Seller and Seller Principal (jointly and severally).

(a)	Neither Seller nor Seller Principal has assigned or conveyed any interest in the Claims to any other party. Seller has the right to convey the Claims pursuant to the terms of this Agreement. No person (other than Buyer pursuant to this Agreement) has a right to acquire any interest in the Claims.

(b)	Seller and Seller Principal have complied, and will continue to comply, with applicable federal laws and regulations that govern the process for locating and recording unpatented mining claims on federal lands.

(c)	The federal lands on which the Claims are being located and recorded are open to mineral entry.

(d)	There are no senior mining claims on the federal land where Seller is locating and recording the Claims.

7.	Assignment.

This Agreement may be assigned by Buyer, in whole or in part, without the prior written consent of Seller.

8.	Time of the Essence.

The date and time of Closing and all dates and times specified for performance by Seller and Buyer under this Agreement are hereby agreed to be of the essence of this Agreement.

9.	Survival of Terms.

Unless expressly provided for in this Agreement, no representations, warranties, terms or provisions contained in this Agreement shall survive the Closing and delivery of the Deed, or any termination of this Agreement.

10.	Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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11.	Entire Agreement.

This Agreement (including the Exhibits attached hereto which are by this reference made a part hereof) contains the entire agreement between the parties and all understandings and agreements heretofore had between the parties hereto are merged into this Agreement.

12.	Notices.

All notices to be given by either party to the other, unless otherwise directed, shall be in writing, shall be served upon either party in person, by delivery by recognized overnight courier or by depositing such notice in the United States mails, properly addressed and directed to the party to receive the same, certified mail, return-receipt-requested, as follows or by electronic transmission (facsimile or electronic mail) provided that the original is also sent by personal delivery, overnight delivery or by mail in the manner previously described no later than the business day following the date of the electronic transmission, whereby delivery is deemed to have occurred on the day on which the electronic transmission is complete:

TO BUYER:

BoxScore Brands, Inc.

3275 South Jones Blvd., Suite 104

Las Vegas, NV 89146

Email: andrew@boxscore.com

WITH A COPY TO:

Albert A. Acken, Esq.

Jennings, Strouss & Salmon, P.L.C.

One East Washington Street, Suite 1900

Phoenix, AZ 85004-2554

Email: aacken@jsslaw.com

TO SELLER:

Plateau Ventures LLC

4691 Luna Circle

Moab, UT 84532

Email: __________________________

13.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to such State's provisions for conflicts of law.

14.	Counterparts.

This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

SELLER:

PLATEAU VENTURES LLC

By:	/s/ Gauin Haarrison
Name:	Gauin Haarrison
Title:	Sale Manager Member

BUYER:

BOXSCORE BRANDS, INC.

By:	/s/Andrew Boutsikakisa
Name:	Andrew Boutsikakisa
Title:	CEO

Exhibit A

Legal Description MAP

Exhibit B

Form of Deed

AFTER RECORDING RETURN TO:

Plateau Ventures, LLC

4691 Luna Circle

Moab, Utah 84532

QUIT CLAIM DEED

THE STATE OF UTAH	§	
	§	KNOW ALL MEN BY THESE PRESENTS, THAT:
COUNTY OF GRAND	§	

Effective on this 1st day of January, 2017, for Ten Dollars ($10.00) and other valuable consideration, **Plateau Ventures, LLC**, of 4691 Luna Circle, Moab, Utah 84532, as **Grantor**, does hereby convey, release and quit claims 100-percent of the Grantor's rights, title, and interest to BoxScore Brands, Inc., a Delaware corporation, having a business address of 3275 South Jones Boulevard, Suite 104, Las Vegas, NV 89146 as **Grantee**, heirs, and assigns forever the described unpatented mining claims, situated in the State of Utah, in the County of Grand (see Exhibit A).

This Deed is signed by Grantor as of the date of acknowledgment of Grantor's signature below, but is effective for all purposes as of the Effective Date stated above.

WITNESS the hand of the Grantor and Executed this _____ day of ___________, 2021.

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Grantor Signature:
Plateau Ventures, LLC

____

By:

ACKNOWLEDGMENT

STATE OF UTAH §

§

COUNTY OF GRAND §

The foregoing instrument was acknowledged before me this________ day of __________________, 2017, by ____________________________________, the ______________________________of **Plateau Ventures, LLC**, on behalf of said Limited Liability Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notary seal the day and year last above written.

My Commission Expires:

____

Notary Public

QH

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